UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2008 (June 12, 2008)

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

At the Company’s annual shareholders’ meeting held on June 12, 2008, the shareholders elected Frederick N. Zeytoonjian as an Independent Trustee in Group I and Barry M. Portnoy as a Managing Trustee in Group I, each for an additional three year term of office until the Company’s annual shareholders’ meeting in 2011 and when his successor shall have been elected and qualified.  William A. Lamkin, as an Independent Trustee in Group II, and Adam D. Portnoy, as a Managing Trustee in Group II, with a term of office expiring in 2009, and Patrick F. Donelan, as an Independent Trustee in Group III, with a term of office expiring in 2010 (and in each case until his successor shall have been elected and qualified), continue to serve as the Company’s other trustees.

On June 12, 2008, the Company changed its trustee compensation arrangements.  A summary of the Company’s currently effective trustee compensation arrangement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On June 12, 2008, the Company granted each of the Company’s trustees 4,000 common shares of beneficial interest, par value $0.01 per share, valued at $7.28, the closing price of the Company’s common shares on the New York Stock Exchange on that day, pursuant to the trustee compensation arrangements described above.

Item 9.01  Financial Statements and Exhibits.

(d)                   Exhibits.

The Company hereby files the following exhibits:

10.1                                                   Summary of Trustee Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Dated:  June 18, 2008